UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement.
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☐	Soliciting Material Pursuant to §240.14a-12.
National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NHC

100 E. Vine Street

Murfreesboro, TN 37130

NATIONAL HEALTHCARE CORPORATION

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 7, 2020 AT 4:00 PM CDT

The following Notice is a Supplement to the Notice of Annual Meeting of Shareholders and the Proxy Statement of National HealthCare Corporation (“NHC”) dated April 6, 2020, previously furnished to shareholders of NHC in connection with the solicitation of proxies by NHC's Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, May 7, 2020. The purpose of this Notice is to announce a change in the location of the 2020 Annual Meeting to a virtual meeting format only. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

_____________________________________________________________

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2020

To Our Shareholders:

Following the recommendations to limit large group gatherings from each of the World Health Organization and the U.S. Centers for Disease Control and Prevention and to support the health and well-being of our shareholders, partners (employees) and community due to the impact of the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the location of the 2020 annual meeting of shareholders (the “Annual Meeting”) of National HealthCare Corporation (the “Company”) from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on May 7, 2020 at 4:00 p.m. CDT. Due to public health concerns, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 13, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/NHC2020. Shareholders desiring to login to the Annual Meeting will have two options: You can join as a “Shareholder” or you can join as a “Guest.” If you join as a “Shareholder,” you must enter the 16-digit control number found on your proxy card or notice you previously received. Once properly admitted to the meeting, all shareholders of record as of the record date will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting website. Individuals interested in attending the virtual meeting who do not have a control number or who are not a shareholder may attend the Annual Meeting as a guest but will not have the option to ask questions or participate in the vote. Technical support will be available on the virtual Annual Meeting platform at www.virtualshareholdermeeting.com/NHC2020 beginning at 3:30 pm CDT on May 7, 2020 by calling 800-586-1548 (US) or 303-562-9288 (International). The technical support offered through this service is designed to address difficulty related to the virtual meeting website and it is recommended to contact your broker should you be unable to locate your control number.

A list of shareholders of record as of the record date is available for inspection by shareholders at the principal executive offices of the Company located at 100 East Vine Street, Murfreesboro, TN 37130, and will be available for inspection by shareholders at the Annual Meeting. All requests to access the list prior to the Annual Meeting should be directed to Josh McCreary, Senior Vice President and General Counsel, at josh.mccreary@nhccare.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, no additional action is required.

By order of the Board of Directors,

/s/ Josh A. McCreary

Senior VP, General Counsel, and Secretary

Murfreesboro, Tennessee

April 24, 2020